UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Purchase Agreement

On January 23, 2013, Starwood Property Trust, Inc., a Maryland corporation (the “Company”), entered into a Unit Purchase Agreement (the “Purchase Agreement”) with LNR Property LLC, a Delaware limited liability company (“LNR”), Aozora Investments LLC, a Delaware limited liability company (“Aozora”), CBR I LLC, a Delaware limited liability company (“Cerberus”), iStar Marlin LLC, a Delaware limited liability company (“iStar”), Opps VIIb LProp, L.P., a Delaware limited partnership (“Oaktree”), and VNO LNR Holdco LLC (“Vornado”, and, together with Aozora, Cerberus, iStar and Oaktree, each a “Seller” and, collectively, the “Sellers”), pursuant to which the Company agreed to acquire all the outstanding equity interests of LNR upon the terms and subject to the conditions contained in the Purchase Agreement (the “Acquisition”).  LNR is a diversified real estate services and investment management company that, among other things, invests in commercial real estate securities, whole loans and equity.  The Acquisition is expected to close during the second quarter of 2013, subject to the satisfaction or waiver of various closing conditions, as described below.

At the closing of the Acquisition (the “Closing”), the Company will pay an aggregate purchase price of $1,052,900,000 in cash (the “Purchase Price”).  The Purchase Price to be paid at Closing will be reduced by the amount of the CPG Purchase Price (defined below) to the extent the CPG Purchase Price has been paid to the Company and distributed to the Sellers in accordance with the terms of the CPG Purchase Agreement (defined below) prior to such time and will also be reduced by an amount equal to LNR’s transaction expenses incurred in connection with the Acquisition.  If the Closing has not occurred prior to April 1, 2013 (other than if a breach of the Purchase Agreement by LNR or the Sellers has directly contributed to the failure of the Closing to have occurred by such date, with no corresponding breach by the Company), the Purchase Price will accrue interest at an annual interest rate ranging from six to twelve percent on terms set forth in the Purchase Agreement.  The Purchase Price will also be subject to reduction under certain circumstances in the event any Seller takes specified actions during the two-year period following the date of the Purchase Agreement that result in LNR’s replacement as special servicer under specified pooling and servicing agreements.

The Closing is subject to certain closing conditions, including (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of any necessary approvals under applicable non-U.S. competition laws, (b) absence of legal impediments, (c) absence of pending or threatened legal proceedings challenging or seeking to restrain or prohibit the Acquisition, (d) the receipt of certain governmental approvals and (e) absence of any material adverse effect on LNR and its subsidiaries, taken as a whole.  The Closing is also subject to other customary conditions set forth in the Purchase Agreement.

Subject to certain conditions, either the Company or the Sellers may terminate the Purchase Agreement if the Closing has not occurred prior to April 30, 2013 or in the event of the issuance of a final, nonappealable order of a governmental body restraining or prohibiting the Acquisition.  The Purchase Agreement also may be terminated by the Company if there is an uncured material breach by LNR or any Seller and by the Sellers if there is an uncured material breach by the Company.  Except as described in the immediately following paragraph, no termination fee is payable by any party upon a termination of the Purchase Agreement.

Promptly following the execution of the Purchase Agreement, the Company paid a non-refundable deposit of $50 million (the “Deposit”) into an escrow fund.  If the Closing has not occurred prior to April 1, 2013 (other than if a breach of the Purchase Agreement by LNR or the Sellers has directly contributed to the failure of the Closing to have occurred by such date, with no corresponding breach by the Company), the Company will increase the amount of the Deposit to $75 million.  If the Purchase Agreement is terminated by the Sellers due to an uncured material breach of the Purchase Agreement by the Company, the Deposit will be released from escrow to the Sellers in proportion to their respective ownership interests in LNR following such termination.  If the Purchase Agreement is terminated for any other reason, the Deposit will be released from escrow to the Company, and if the Closing occurs, the Deposit will be applied to fund a portion of the Purchase Price.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions as set forth therein, including certain indemnification obligations.  The Sellers’ indemnification obligations are secured by a $105 million indemnity escrow, which is the Company’s sole source of recovery for indemnification claims relating to breaches of representations and warranties (other than fundamental representations) and certain other indemnification claims, and which will be released to the Sellers after a period of 12 months, subject to retention for pending claims.

The Sellers and Purchaser have agreed to a customary non-hire covenant governing the hiring of specified key employees of LNR for a period of two years after the Closing, subject to certain exceptions set forth in the Purchase Agreement.  In addition, the Sellers have agreed, for a period of three years after the Closing and subject to certain exceptions set forth in the Purchase Agreement, to not engage in certain collusive behavior with specified restricted persons as part of a demonstrable and deliberate effort to impair the value of the cash flows of LNR’s U.S. servicing business by five percent or more through the removal of LNR as special servicer under pooling and servicing agreements then in effect.

Concurrently with the execution of the Purchase Agreement, SOF-IX U.S. Holdings, L.P., a Delaware limited partnership and affiliate of the Company (“SCG”), has entered into a purchase and sale agreement (the “CPG Purchase Agreement”) with LNR.  Pursuant to the CPG Purchase Agreement, SCG or an affiliate thereof will acquire certain assets of LNR and its subsidiaries (collectively, the “CPG Transaction”) for a cash purchase price of $196,600,000 (the “CPG Purchase Price”).  The CPG Transaction will, upon the terms and subject to the conditions of the CPG Purchase Agreement, be consummated immediately prior to the closing of the Acquisition, although the consummation of the CPG Transaction is not a condition to the Closing.

The Company has received financing commitments from Credit Suisse Securities (USA) LLC, Credit Suisse AG and Citigroup Global Markets Inc. for a $300 million senior secured bridge facility that may be used by the Company to fund a portion of the Purchase Price.  The Company’s ability to obtain this or other financing is not a condition to the Closing.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On January 24, 2013, the Company issued a press release announcing its entry into the Purchase Agreement.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

2.1

Unit Purchase Agreement, dated January 23, 2013, by and among Starwood Property Trust, Inc., LNR Property LLC, Aozora Investments LLC, CBR I LLC, iStar Marlin LLC, Opps VIIb LProp, L.P. and VNO LNR Holdco LLC.

99.1	Press Release of Starwood Property Trust, Inc. issued January 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2013	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1

Unit Purchase Agreement, dated January 23, 2013, by and among Starwood Property Trust, Inc., LNR Property LLC, Aozora Investments LLC, CBR I LLC, iStar Marlin LLC, Opps VIIb LProp, L.P. and VNO LNR Holdco LLC.

99.1	Press Release of Starwood Property Trust, Inc. issued January 24, 2013.